UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 3, 2004

CLEVELAND-CLIFFS INC

(Exact Name of Registrant as Specified in Its Charter)

OHIO	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216-694-5700)

(Former name or former address, if changed since last report)

ITEM 5.	Other Events and Required FD Disclosure

Cleveland-Cliffs Inc Announces the Lifting of the Suspension on the
Use of the Registration Statement Relating to its 3.25% Redeemable
Cumulative Convertible Perpetual Preferred Stock for Resale by
Selling Securityholders

     Cleveland, OH – August 3, 2004 – Cleveland-Cliffs Inc (NYSE: CLF) announced today the lifting of the suspension on the availability of the Registration Statement on Form S-3 relating to the resale of its 3.25% redeemable cumulative convertible perpetual preferred stock, the convertible subordinated debentures issuable in exchange for the preferred stock and the common stock issuable upon conversion of the preferred stock and the convertible subordinated debentures, by the holders of those securities, and the related prospectus. The registration statement was declared effective by the SEC on July 22, 2004; however, the Company suspended its availability due to the pendency of the release of its earnings for the fiscal quarter ended June 30, 2004. The Company may again in the future, under the terms of the registration rights agreement between the Company and Morgan Stanley & Co. Incorporated, as the initial purchaser, suspend the availability of the registration statement and related prospectus.

     This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security.

     Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America, and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines in Michigan, Minnesota and Eastern Canada.

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     References in this news release to “Cliffs” and “Company” include subsidiaries and affiliates as appropriate in the context.

     This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainty.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC
	By:	/s/ George W. Hawk, Jr.
		Name:	George W. Hawk, Jr.
Date: August 4, 2004		Title:	Assistant General Counsel

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